UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 17, 2006, the Company issued the following statements, which are filed herewith:

Wendy’s International, Inc. (NYSE:WEN) today announced the preliminary results of its modified "Dutch Auction" tender offer, which expired at 5:00 p.m., Eastern Time, on November 16, 2006.

In accordance with the terms and conditions of the tender offer, and based on the preliminary count by American Stock Transfer & Trust Company, the depositary for the tender offer, the Company expects to accept for purchase approximately 22,418,000 of its common shares (including approximately 4,644,000 shares tendered through guaranteed delivery procedures and 90,000 shares tendered subject to conditions) at a purchase price of $35.75 per share, for a total cost of approximately $800 million.

Based on a preliminary count by the depositary, approximately 22,418,000 common shares were properly tendered and not withdrawn at prices at or below the purchase price. Approximately 27,887,000 common shares were properly tendered and not withdrawn in total.

Shareholders who deposited common shares in the tender offer at or below the purchase price will have all of their tendered common shares purchased, subject to certain limited exceptions.

The number of shares to be purchased and the purchase price per share are preliminary. Final results for the tender offer will be determined subject to confirmation by the depositary of the proper delivery of the shares validly tendered and not withdrawn. The actual number of shares to be purchased and the purchase price per share will be announced following the completion of the confirmation process. Payment for the shares accepted for purchase will occur promptly thereafter.

The number of shares the Company expects to purchase in the tender offer represents approximately 19% of its currently outstanding common shares. In the tender offer, the Company offered to purchase up to approximately 22.2 million of its common shares at a price between $33.00 and $36.00 per share, for a maximum aggregate repurchase price of up to $800 million. The Company also had the right to purchase up to an additional 2% of its shares outstanding in the event more than 22.2 million shares were tendered without extending the offer.

All inquiries about the tender offer should be directed to the information agent, Georgeson Inc., at 1-866-277-0928.

This announcement is not an offer to purchase or a solicitation of an offer to sell with respect to any securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99 - Press release issued by the Company, dated November 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

November 17, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99	Press release issued by the Company, dated November 17, 2006